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                                                                   EXHIBIT 10.16

                              EMPLOYMENT AGREEMENT

               This Employment Agreement (this "Agreement") is made as of October 1, 2002 by and among CHART INC., a Delaware corporation (the "Company"), CHART INDUSTRIES, INC., a Delaware corporation (the "Parent"), and JOHN T. ROMAIN ("Executive").

               WHEREAS, the Company is a wholly owned subsidiary of the Parent; and

               WHEREAS, effective as of the date of this Agreement, Executive has been appointed Group President of the Energy and Chemicals Group of the Parent (the "E&C Group"), a newly created operating group of business lines carried on by Subsidiaries of the Parent, and in connection with such appointment Executive will be relocating from his present place of employment in Cleveland, Ohio to Houston, Texas; and

               WHEREAS, Executive has valuable knowledge and experience pertaining to the business of the E&C Group, and the parties desire to provide for his services to the Company and the Parent on the terms set forth herein.

               NOW, THEREFORE, in consideration of the respective covenants and agreements of the parties herein contained, the parties agree as follows:

               1. Term of Employment. The Company hereby agrees to employ Executive, and Executive hereby agrees to continue to serve the Company, on the terms and conditions set forth herein for the period commencing as of the date hereof and expiring on September 30, 2004 (the "Employment Period"). The Employment Period shall automatically be extended on October 1, 2004, and on October 1 of each subsequent year, for a period of one year from such date unless, not later than July 31, 2004, or July 31 of any such subsequent year, the Company or Executive has given notice to the other party that it or he, as the case may be, does not wish to have the Employment Period extended. In addition, in the event of a Change in Control, the Employment Period shall automatically be extended for a period of two years beginning on the date of the Change in Control and ending on the second anniversary of the date of such Change in Control (unless further extended under the immediately preceding sentence). In any case, the Employment Period may be terminated earlier under the terms and conditions set forth herein.

               2. Position and Duties. During the Employment Period, Executive shall serve as Group President of the E&C Group and report to the Chief Executive Officer. Executive shall have responsibility for the general management and operation of the E&C Group and the performance of such other services and duties as shall be reasonably assigned to and requested of him by the Chief Executive Officer; provided, however, that such services and duties shall be reasonably consistent with his position as Group President of the E&C Group, except that the Parent may, in its sole discretion and from time to time or at any time, without the consent of Executive, rename the E&C Group or alter the companies and/or business lines that make up the E&C Group at any given time. Executive shall devote substantially all his working time and efforts to the business and affairs of the E&C Group and serve the Company and the Parent in their businesses and perform his duties to the best of his ability.

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               3.    Compensation.

               (a) Salary. During the Employment Period, until Executive relocates his household to the Houston, Texas area, Executive shall continue to receive a base salary at the rate of One Hundred Fifty Thousand Dollars ($150,000) per year (the "Base Salary Amount"). During the Employment Period, after Executive has relocated his household to the Houston, Texas area, Executive shall receive a base salary at the rate of One Hundred Sixty-Five Thousand Dollars ($165,000) per year, which shall thereafter be the Base Salary Amount. Executive's salary shall be reviewed on an annual basis by the Board of Directors of the Parent or any duly authorized Committee thereof. Executive's salary shall be subject to being adjusted based upon such annual review, although any such adjustment shall be at the sole discretion of the Board of Directors of the Parent or any duly authorized Committee thereof. Notwithstanding the foregoing, in no event shall Executive's salary be adjusted below the Base Salary Amount. Such salary shall be payable in bi-weekly installments or otherwise in accordance with the normal policies of the Company for payment of key employees.

               (b) Benefits. During the Employment Period Executive shall be entitled to participate, on a basis consistent with his position and duties hereunder, in any employee benefits plans which are maintained or established by the Company for its key employees, subject, however, to all of the terms and conditions thereof, including any eligibility requirements therefor, including but not limited to: (i) the Management Incentive Compensation Plan or any other successor plan (the "Incentive Plan"); (ii) any stock option plan of the Parent in which the Company's key employees generally are eligible to participate (the "Option Plan"); (iii) medical, dental and vision insurance coverage; (iv) life insurance coverage; (v) 401(k) Retirement Plan (which includes a savings plan component and a profit-sharing pension component); (vi) four weeks of paid vacation to be taken at such time or times as are chosen by Executive; and (vii) the use of a leased automobile during Executive's employment comparable to his presently leased automobile. Notwithstanding the foregoing, during the Employment Period Executive shall not be entitled to participate in the Parent's Severance Benefit Plan or any such successor plan. On an annual basis, the Board of Directors of the Parent or any duly authorized Committee thereof shall review Executive's level of participation in the Option Plan and, based upon such review, may in its sole discretion grant Executive additional options to purchase common stock of the Parent.

               (c) Expenses. The Company shall reimburse Executive for reasonable expenses incurred by him on behalf of the Company in the performance of his duties during the Employment Period. Such reimbursement shall include the reimbursement (in accordance with the terms of the Parent's Relocation Reimbursement Policy as currently in effect) of reasonable expenses (not to exceed $50,000, including allowances) incurred by Executive for the relocation of Executive's family and household goods from Cleveland, Ohio to the Houston, Texas area in connection with the appointment of Executive as Group President of the E&C Group. Executive shall furnish the Company with such documentation as is requested by the Company in order for it to comply with the Code and regulations thereunder in connection with the proper deduction of any such expenses.

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               4.    Termination of Employment.

               (a) Events of Termination. The Employment Period shall terminate immediately upon the occurrence of any of the following events: (i) expiration of the Employment Period; (ii) the death of Executive; (iii) the expiration of the 30th calendar day (the "Disability Effective Date") after the Company gives Executive written notice of its election to terminate Executive's employment upon the Disability of Executive, if before the expiration of such 30-day period Executive has not returned to the performance of his duties hereunder on a full-time basis; (iv) voluntary termination by Executive of his employment with the Company; (v) the Company's discharge of Executive for Good Cause; (vi) voluntary termination by Executive of his employment with the Company after a Change in Control for Good Reason; or (vii) the Company's discharge of Executive at any time without Good Cause.

               (b) Notice of Termination. Any termination by the Company for Good Cause, or by Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 9. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) specifies the Date of Termination (as defined below). The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Good Cause shall not waive any right of Executive or the Company, respectively, hereunder or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive's or the Company's rights hereunder.

               (c) Date of Termination. "Date of Termination" means (i) if Executive's employment is terminated by the Company for Good Cause, or by Executive for Good Reason after a Change in Control, the date of termination of employment that is set forth in the Notice of Termination (which shall not be earlier than the date on which such notice is given), (ii) if Executive's employment is terminated by the Company other than for Good Cause or Disability, or Executive resigns (other than for Good Reason after a Change in Control), the date on which the Company or Executive notifies Executive or the Company, respectively, of such termination, or such later date as may be specified by the terminating party in such notice, and (iii) if Executive's employment is terminated by reason of death, Disability or expiration of the Employment Period, the date of death of Executive, the Disability Effective Date or the date of expiration of the Employment Period, as the case may be.

               5.    Obligations of the Company upon Termination.

               (a) Discharge Without Good Cause; Resignation for Good Reason After a Change in Control. Executive shall be entitled to the severance benefits specified in this Section 5(a) if, during the Employment Period, (x) the Company terminates Executive's employment under Section 4(a)(vii) without Good Cause or
(y) Executive terminates his employment under Section 4(a)(vi) after a Change in Control for Good Reason. In either such case:

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                     (i)    in lieu of further base salary or bonus payments,
the Company shall pay to Executive in a lump sum in cash within 30 calendar days after the Date of Termination the amounts determined under clauses (A) and (B) below:

               (A) the sum of (1) Executive's annual base salary at the rate then in effect through the Date of Termination to the extent not previously paid and (2) any unpaid cash bonus under the Incentive Plan for a prior year; and

               (B) the product of (1) the number of years (including fractions thereof) remaining from the Date of Termination until the end of the Continuation Period and (2) Executive's annual base salary at the rate then in effect.

For purposes of this Section 5(a)(i), any amounts of compensation deferred by Executive under a deferral plan of the Company or any of its Affiliates shall be deemed to have been paid on the date of deferral, and all such deferred amounts shall be payable as governed by the terms of the applicable deferral plan, except that no such amounts shall be forfeited under the terms of the applicable deferral plan as a result of Executive's termination of employment;

                     (ii) For the duration of the Continuation Period, Executive shall be eligible to participate in the employee benefits plans referred to in Sections 3(b)(iii) and (iv) as if he were still employed by the Company, to the extent and at the level of Executive's participation thereunder immediately prior to the Date of Termination, but all Company contributions or payments under any such employee benefits plans shall be subject to Executive's fulfillment of his contribution requirements thereunder, and Company provision of the benefits listed in Sections 3(b)(iii) and (iv) shall cease if Executive obtains such coverage, if any, from another employer during the Continuation Period. Notwithstanding the foregoing, if Executive's continued participation in any such employee benefits plan after the Date of Termination is not possible under the terms governing such employee benefits plan, the Company may satisfy its obligation to provide such benefits by providing to Executive during the Continuation Period alternative coverage, comparable to the coverage in question then maintained for key employees of the Company, on the terms set forth in the preceding sentence; and

                     (iii) Executive shall be entitled to receive any other benefits provided for in Section 3(b) which have accrued up to and including the Date of Termination, subject to the terms and conditions of the benefit plans referenced in Section 3(b), and reimbursement of reasonable expenses incurred up to and including the Date of Termination under the terms of Section 3(c). If Executive is entitled to severance benefits under this Section 5(a) and requests, within 60 days after the Date of Termination, to be relocated back to the Cleveland, Ohio area, then such reimbursement shall include the reimbursement (in accordance with the terms of the Parent's Relocation Reimbursement Policy as then in effect) of reasonable expenses (not to exceed $50,000, including allowances) incurred by Executive for such relocation of Executive's family and household goods back to the Cleveland, Ohio area.

               (b) Death or Disability; Discharge for Good Cause; Resignation Without Good Reason. Executive shall be entitled to the severance benefits specified in this Section 5(b) if, during the Employment Period, Executive's employment with the Company (i) terminates under Section 4(a)(ii) as a result of Executive's death or under Section 4(a)(iii) as a result of Executive's Disability, (ii) is terminated under
Section 4(a)(v) by the Company for Good Cause, or (iii) is terminated by Executive on a voluntary basis under Section 4(a)(iv) without Good Reason. In any such case, Executive shall be entitled to payment of base salary only for the remainder of the month in which such termination occurs and thereafter such salary shall end and cease to be payable. In addition, in any such case, Executive shall be entitled to receive any benefits provided for in Section 3(b) which have accrued up to and including the Date of Termination, subject to the terms and conditions of the benefit plans referenced in Section 3(b), and reimbursement of reasonable expenses incurred up to and including the Date of Termination under the terms of Section 3(c), which in such case shall not include additional relocation expenses.

               (c) Expiration of the Employment Period. If Executive's employment with the Company terminates under Section 4(a)(i) in connection with the expiration of the Employment Period, Executive shall be entitled to (i) payment of base salary only through the Date of Termination, (ii) receive, subject to the terms and conditions of the benefit plans referenced in Section 3(b), any benefits provided for in Section 3(b) which have accrued up to and including the Date of Termination and (iii) reimbursement of reasonable expenses incurred up to and including the Date of Termination under the terms of Section 3(c), which in such case shall not include additional relocation expenses.

               6. Full Settlement; Legal Fees. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement. If Executive is required to enforce any of his rights under this Agreement after a Change in Control (including as a result of any contest by Executive about the amount of any payment pursuant to this Agreement), the Company shall reimburse Executive as incurred for all reasonable legal fees and expenses incurred by him to enforce such rights, plus interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.

               7.    Restrictive Covenants.

               (a) Non-Competition. During the Employment Period and for a period of one year after the Date of Termination, Executive shall not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner or director with, or have any financial interest in, any business which is in substantial competition with any business conducted by the E&C Group or any other group, business, division or Subsidiary of the Parent for which Executive has worked or had responsibility within two years before the Date of Termination, in any area where such business is being conducted at the time of such termination. Ownership of 5% or less of the voting stock of any corporation which is required to file periodic reports with the Securities and Exchange Commission under the Exchange Act shall not constitute a violation hereof. If it is judicially determined that Executive has violated any of his obligations under this Subsection 7(a), then the period applicable to the obligations that Executive is determined to have violated shall automatically be extended by a period of time equal in length to the period during which such violation(s) occurred.

               (b) Non-Solicitation. Executive shall not directly or indirectly, at any time during the Employment Period and for one year after the Date of Termination, solicit or induce or attempt to solicit or induce any customer, employee or sales representative of the Chart Group to terminate his, her or its customer, employment, or representation relationship with the Chart Group or in any way directly or indirectly interfere with such a relationship.

               (c)   Confidentiality.

                     (i) Executive shall keep in strict confidence, and shall not, directly or indirectly, at any time during or after the Employment Period, disclose, furnish, publish, disseminate, make available or, except in the course of performing his duties of employment hereunder, use any Confidential Information. Executive specifically acknowledges that all Confidential Information, in whatever media or form maintained and whether compiled by the Chart Group or Executive, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been made by the Chart Group to maintain the secrecy of such information, that such information is the sole property of the Chart Group and that any disclosure or use of such information by Executive during the Employment Period (except in the course of performing his duties and obligations hereunder) or after the Date of Termination shall constitute a misappropriation of the Chart Group's trade secrets.

                     (ii) Executive agrees that upon termination of the Employment Period, for any reason, Executive shall return to the Company, in good condition, all property of the Chart Group, including, without limitation, the originals and all copies of any materials, whether in paper, electronic or other media, that contain, reflect, summarize, describe, analyze or refer or relate to any items of Confidential Information.

               8. Binding Agreement; Successors. This Agreement shall inure to the benefit of and be binding upon Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts would still be payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's spouse, or if is spouse does not survive him, to Executive's estate. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company and the Parent, including, without limitation, any person acquiring directly or indirectly all or substantially all of the assets of the Company or the Parent, whether by merger, consolidation, sale or otherwise (and such successor shall thereafter be deemed the "Company" or the "Parent", respectively, for the purposes of this Agreement). The Company and the Parent shall require any such successor to assume and agree to perform this Agreement.

               9. Notice. All notices, requests and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) when hand delivered, (b) one business day after being sent by recognized overnight delivery service, or

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

(c) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid, and in each case addressed as follows (or addressed as otherwise specified by notice under this Section):

                      (i)   If to the Company or the Parent, to:

                            Chart Industries, Inc.
                            5885 Landerbrook Drive
                            Suite 150
                            Cleveland, Ohio  44124
                            Attention:  Chief Executive Officer

                            With a copy to:

                            Calfee, Halter & Griswold LLP
                            1400 McDonald Investment Center
                            800 Superior Avenue
                            Cleveland, Ohio  44114
                            Attention:  Thomas F. McKee

                     (ii)   If to Executive, to:

                            John T. Romain
                            __________________________
                            __________________________

               10. Withholding. The Company may withhold from any amounts payable under or in connection with this Agreement all federal, state, local and other taxes as may be required to be withheld by the Company under applicable law or governmental regulation or ruling.

               11. Amendments; Waivers. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, and is signed by Executive and an officer of the Company and of the Parent. No waiver by a party hereto at any time of any breach by another party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

               12. Jurisdiction. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Ohio, without giving effect to the conflict of law principles of such State. Executive, the Company and the Parent each agree that the state and federal courts located in the State of Ohio shall have jurisdiction in any action, suit or proceeding against Executive, the Company or the Parent based on or arising out of this Agreement and each of Executive, the Company and the Parent hereby
(a) submits to the personal jurisdiction of such courts, (b) consents to service of process in connection with any such action, suit or proceeding and (c) waives any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction, venue or service of process.

               13. Equitable Relief. Executive, the Company and the Parent acknowledge and agree that the covenants contained in Section 7 are of a special nature and that any breach, violation or evasion by Executive of the terms of
Section 7 will result in immediate and irreparable injury and harm to the Company and the Parent, for which there is no adequate remedy at law, and will cause damage to the Company and the Parent in amounts difficult to ascertain. Accordingly, the Company and the Parent each shall be entitled, collectively or separately, to the remedy of injunction, as well as to all other legal or equitable remedies to which the Company or the Parent may be entitled (including, without limitation, the right to seek monetary damages), for any breach, violation or evasion by Executive of the terms of Section 7.

               14. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. In the event that any provision of Section 7 is found by a court of competent jurisdiction to be invalid or unenforceable as against public policy, such court shall exercise its discretion in reforming such provision to the end that Executive shall be subject to such restrictions and obligations as are reasonable under the circumstances and enforceable by the Company and/or the Parent.

               15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

               16. Headings; Definitions. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Certain capitalized terms used in this Agreement are defined on Schedule A attached hereto.

               17. No Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party, except as provided in Section 8.

               18. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the employment of Executive and supersedes any and all other agreements (including the Salary Continuation Agreement, dated as of May 22, 1996, as amended, by and between the Parent and Executive, which is hereby terminated, but excluding any existing agreement evidencing a stock option granted to Executive or rights of Executive to indemnity), either oral or in writing, with respect to the employment of Executive.

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

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      CHART INC.


                                      By:   /s/ Arthur S. Holmes
                                            -----------------------------------
                                            Name:  Arthur S. Holmes
                                                   ----------------------------
                                            Title:  Chairman
                                                    ---------------------------


                                      CHART INDUSTRIES, INC.


                                      By:   /s/ Arthur S. Holmes
                                            -----------------------------------
                                            Arthur S. Holmes
                                            Chairman and Chief Executive Officer


                                      /s/ John T. Romain
                                      -----------------------------------------
                                      JOHN T. ROMAIN

                                   Schedule A

                               Certain Definitions

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         "Affiliate" of a specified entity means an entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the entity specified.

         "Change in Control" shall mean the occurrence at any time of any of the following events:

                           (a) The Parent is merged or consolidated or reorganized into or with another corporation or other legal person or entity, other than a Related Person, and as a result of such merger, consolidation or reorganization less than 60% of the combined voting power of the then-outstanding securities of such corporation, person or entity immediately after such transaction is held in the aggregate by the holders of Voting Stock immediately prior to such transaction;

                           (b) The Parent sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person or entity, other than a Related Person, and less than 60% of the combined voting power of the then-outstanding securities of such corporation, person or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock immediately prior to such sale or transfer;

                           (c) There is a report filed on Schedule 13D or Schedule TO (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) other than a Related Person has become the beneficial owner (as the term "beneficial owner" is defined under Rule l3d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 40% or more of the Voting Power;

                           (d) The Parent files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Parent has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction other than a contract or transaction with a Related Person; or

                           (e) If during any period of two consecutive years, individuals, who at the beginning of any such period, constitute the Directors cease for any reason to constitute at least a majority thereof, unless the nomination for election by the Parent's shareholders of each new Director was approved by a vote of at least a majority of the Directors then in office who were Directors at the beginning of any such period.

                           Notwithstanding the foregoing provisions of this definition, a "Change in

         Control" shall not be deemed to have occurred for purposes of this Agreement (i) solely because (A) the Parent, (B) a Related Person, (C) a Subsidiary, or (D) any Parent-sponsored employee stock ownership plan or other employee benefit plan of the Parent or any Subsidiary, or any entity holding shares of Voting Stock for or pursuant to the terms of any such plan, either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule TO, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock or because the Parent reports that a change in control of the Parent has or may have occurred or will or may occur in the future by reason of such beneficial ownership, (ii) solely because the Parent or any other person, group or entity directly involved in the restructuring of the Parent's capital and debt arrangements related to the Parent's Credit Agreement, dated as of April 12, 1999, as amended, either files or becomes obligated to file a report on Schedule 13D, Schedule TO, Form 8-K or Schedule 14A (or any successor schedule, form or report) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock acquired from the Parent in connection with such restructuring or because the Parent reports that a change in control of the Parent has or may have occurred or will or may occur in the future by reason of such transaction, but only if both (A) the transaction giving rise to such filing or obligation is approved in advance of consummation thereof by the Parent's Board of Directors and (B) at least a majority of the Voting Power immediately after such transaction is held in the aggregate by the holders of Voting Stock immediately prior to such transaction, or
         (iii) solely because of a change in control of any Subsidiary or a sale of the E&C Group, which does not otherwise constitute a "Change in Control".

         "Chart Group" means, collectively, the Parent and each group, division and Subsidiary of the Parent.

         "Chief Executive Officer" means the chief executive officer of the Parent, or if there is no such chief executive officer, then the president of the Parent.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Confidential Information" means confidential business information of the Chart Group and its customers and vendors, without limitation as to when or how Executive may have acquired such information. Such Confidential Information shall include, without limitation, the Chart Group's manufacturing, selling and servicing methods and business techniques, customer, vendor and product information, product development plans, internal financial statements, sales and distribution information, business plans and opportunities, corporate alliances, processes and techniques, and other information concerning the Chart Group's actual or anticipated business or products, or which is received in confidence by or for the Chart Group from any other person.

         "Continuation Period" means a period of time (not to exceed 24 months nor be less than 12 months) beginning on the Date of Termination and ending on the earlier of the following dates:

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

                           (a) The date that is 24 months after the Date of Termination; or

                           (b) The date that is the Applicable Number of months after the Date of Termination.

         As used in this definition, the term "Applicable Number" shall equal the difference of (i) 24 minus (ii) a number equal to the number of full months elapsing from October 1, 2002 until the Date of Termination. In no case, however, shall the "Applicable Number" be less than 12.

         "Director" means a member of the Board of Directors of the Parent.

         "Disability" means the inability of Executive for a continuous period of six months to perform the essential functions of his position hereunder on an active full-time basis with or without reasonable accommodations by reason of a disability condition. A certificate from a physician acceptable to both the Company and Executive to the effect that Executive is or has been disabled and incapable of performing the essential functions of his position with or without reasonable accommodations for the Company as previously performed shall be conclusive of the fact that Executive is incapable of performing such services and is, or has been, disabled for the purposes of this Agreement. The Company and Executive acknowledge and agree that the essential functions of Executive's position are unique and critical to the Company and that a disability condition that causes Executive to be unable to perform the essential functions of his position under the circumstances described above will constitute an undue hardship on the Company.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

         "Good Cause" means a determination by the Chief Executive Officer, in good faith, that any one of the following events has occurred and not been cured by Executive within 60 calendar days after the Chief Executive Officer first gave Executive written notice thereof:

                           (a) Executive has been indicted by a state or federal grand jury of committing a felony;

                           (b) the Chief Executive Officer receives proof satisfactory to him of the commission by Executive of theft or embezzlement from the Parent or its Subsidiaries, or any other crime against the Parent or its Subsidiaries;

                           (c)   Executive has materially breached the
         provisions of Section 7 or any other material provision of this Agreement; or

                           (d) Executive's failure, refusal or inability to perform his services and duties as set forth in Section 2, any act of gross negligence, corporate waste, disloyalty, or unfaithfulness to the Parent or its Subsidiaries which adversely affects the business of the Parent or its Subsidiaries, or any other act or course of conduct which could reasonably be expected to have an adverse affect on the business of the Parent or its Subsidiaries such as, by way of example only, intentionally causing the Parent or its

         Subsidiaries to violate federal, state or local environmental, labor, antitrust, or other similar laws, or sexual or other illegal harassment of employees.

         "Good Reason" means a determination by Executive, made in good faith, that either of the following events has occurred upon or after a Change in Control, without Executive's express written consent, and not been cured by the Company within 20 calendar days after Executive first gave the Company written notice thereof: (a) a significant reduction in the nature or scope of the title, authority or responsibilities of Executive from those held by Executive immediately prior to the Change in Control; or (b) a reduction in Executive's base salary rate below his base salary rate in effect immediately prior to the Change in Control.

         "Related Person" means (a) Arthur S. Holmes (b) Charles S. Holmes, (c) any person, group or entity controlled directly, or indirectly through one or more intermediaries, by Arthur S. Holmes or Charles S. Holmes or both of them, and (d) any of the foregoing acting alone or in concert.

         "Subsidiary" means a corporation, company or other entity (a) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (b) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Parent.

         "Voting Power" means, at any time, the total votes relating to the then-outstanding securities entitled to vote generally in the election of Directors.

         "Voting Stock" means, at any time, the then-outstanding securities entitled to vote generally in the election of Directors.

                                   ADDENDUM TO
                              EMPLOYMENT AGREEMENT

          This Addendum to Employment Agreement (this "Addendum") is made as of October 1, 2002 by and among CHART INC., a Delaware corporation (the "Company"), CHART INDUSTRIES, INC., a Delaware corporation (the "Parent"), and JOHN T. ROMAIN ("Executive").

          WHEREAS, the Company is a wholly owned subsidiary of the Parent; and

          WHEREAS, Executive is entering into an Employment Agreement with the Company and the Parent, dated as October 1, 2002 (the "Employment Agreement"); and

          WHEREAS, upon Executive's assuming the position and duties described in the Employment Agreement on the date hereof, Executive ceases to be an officer of, and ceases to perform any policy-making function for, the Parent; accordingly, Executive acknowledges that it is no longer appropriate for Executive to participate in the Parent's 2000 Executive Incentive Stock Option Plan (the "2000 Plan") with respect to that portion of the stock option granted to Executive under the 2000 Plan that is not currently exercisable and does not become exercisable for the Company's 2002 fiscal year; and

          WHEREAS, the Company desires to provide Executive the opportunity for additional portions of such option to become exercisable, in accordance with and subject to the existing terms of such option, based on the Company's financial performance for its 2002 fiscal year, which is expected to be determined by May 1, 2003 (the "Effective Date"), and to provide that any portion of such option which is not exercisable on the Effective Date will be canceled and terminated on the Effective Date.

          NOW, THEREFORE, in consideration of the respective covenants and agreements of the parties contained in the Employment Agreement of which this Addendum is part, the parties agree as follows:

          1. Modification of Stock Option. (a) The parties acknowledge that Executive and the Parent are parties to that certain Stock Option Agreement, dated as of May 4, 2000 (the "2000 Option Agreement"), issued under the 2000 Plan, subject to the terms of which Executive has the option to purchase up to 100,000 shares of the Parent's common stock (the "2000 Option"). Executive, the Parent and the Company acknowledge that Executive currently has the right to exercise the 2000 Option with respect to 26,666 of such shares (the "Vested Shares") and that Executive has not, as of the date hereof, exercised the 2000 Option with respect to those shares. Executive, the Parent and the Company further acknowledge that the 2000 Option may become exercisable with respect to additional shares of the Parent's common stock, subject to the terms of the 2000 Option Agreement, on or before the Effective Date, and that such additional shares, if any, shall be deemed to be Vested Shares from and after the time at which the 2000 Option becomes exercisable to purchase such additional shares in accordance with its terms.

              (b) Executive, the Parent and the Company agree that the 2000 Option Agreement is hereby amended and modified to provide that Executive may exercise the 2000

Option, subject to the terms of the 2000 Option Agreement, to purchase up to the full number of the Vested Shares, but that the 2000 Option shall be deemed canceled and terminated on the Effective Date with respect to the remaining shares of the Parent's common stock subject thereto that are not Vested Shares on the Effective Date (the "Relinquished Shares"). Executive relinquishes all his rights to purchase the Relinquished Shares under the 2000 Option and the related 2000 Option Agreement. Accordingly, on and after the Effective Date, Executive may exercise the 2000 Option, subject to the terms of the 2000 Option Agreement, to purchase the Vested Shares, and the 2000 Option shall for all purposes be deemed canceled and terminated with respect to the Relinquished Shares and Executive shall have no right or option to purchase any of the Relinquished Shares. Except with respect to such reduction in the number of shares that Executive may purchase thereunder, the 2000 Option Agreement shall remain in effect and be unaffected by this Addendum. Executive agrees that the Parent has the right, in its discretion, to make new grants of stock options to one or more of its executive employees to purchase the Relinquished Shares under the 2000 Plan.

              (c) In no case shall the exercisability of the 2000 Option be accelerated in the event of a Change in Control (as defined in the 2000 Option Agreement) that occurs after October 1, 2002.

              (d) Executive's existing stock options, other than the 2000 Option, shall be unaffected by the terms of this Addendum.

          2. Miscellaneous. This Addendum shall be considered a part of the Employment Agreement. In the event of conflict between the terms of the Employment Agreement and the express terms of this Addendum, the express terms of this Addendum shall prevail. This Addendum may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  [Remainder of page intentionally left blank.]

          IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first above written.

                                       CHART INC.


                                       By:  /s/ Arthur S. Holmes
                                            ------------------------------------
                                            Name:  Arthur S. Holmes
                                                 -------------------------------
                                            Title:  Chairman
                                                  ------------------------------

                                       CHART INDUSTRIES, INC.

                                       By:  /s/ Arthur S. Holmes
                                            ------------------------------------
                                            Arthur S. Holmes
                                            Chairman and Chief Executive Officer

                                       /s/ John T. Romain
                                       -----------------------------------------
                                       JOHN T. ROMAIN

                                       3